                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82369), Form S-8 (No. 333-82381), Form S-8 (No.
333-82383) and Form S-4 (No. 333-82711) of S1 Corporation of our report dated February 21, 2000, except as to Note 14 which is as of March 6, 2000, relating to the financial statements of S1 Corporation as of and for the year ended December 31, 1999 and the related financial statement schedule for the year ended December 31, 1999, which appear in this Form 10-K.




PricewaterhouseCoopers LLP
Atlanta, Georgia
March 29, 2000